SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    [X]                                                                 Filed by a Party other than the Registrant    [  ]

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[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[X]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12.

Pacific Select Fund

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 3, 2016

Re:	Absolute Return Portfolio, a series of Pacific Select Fund

Dear Contract Owner:

You currently have an investment interest in the Absolute Return Portfolio and, in the attached Proxy Statement, you are being asked to vote on the liquidation of the Absolute Return Portfolio. The Absolute Return Portfolio is part of Pacific Select Fund (the “Trust”), and has been available as an investment option under variable annuity contracts and variable life insurance policies (the “Contracts”) issued by Pacific Life Insurance Company and Pacific Life & Annuity Company (together, “Pacific Life”).

On September 21, 2016, the Board of Trustees of the Trust (the “Trust Board”), upon the recommendation of Pacific Life Fund Advisors LLC, the Investment Adviser of the Absolute Return Portfolio, considered and approved the liquidation of the Absolute Return Portfolio and agreed to submit the Plan of Liquidation to shareholders for approval.

You are being asked to approve the Plan of Liquidation of the Absolute Return Portfolio (the “Proposal”). If the Proposal is approved and you have not elected to move your contract/account value to a new investment option prior to the date of liquidation of the Absolute Return Portfolio, Pacific Life will, upon liquidation, reinvest your contract/account value in Service Class shares of the Fidelity Variable Insurance Products Government Money Market Portfolio.

The Trust Board, as well as management of Pacific Life, recommends that you vote “FOR” the Plan of Liquidation. A summary of the Trust Board’s considerations in approving the liquidation, as well as other important information, is provided in the enclosed Proxy Statement.

Please read the Proxy Statement and consider it carefully before casting your voting instruction. We appreciate your participation and prompt response in this matter and thank you for your continued support.

Sincerely,

James T. Morris	Mary Ann Brown
Chairman of the Board of Trustees	Executive Vice President
Pacific Life Insurance Company	Pacific Life Insurance Company
Pacific Life & Annuity Company	Pacific Life & Annuity Company

Notice of Special Meeting of Shareholders

Of the Absolute Return Portfolio

Scheduled for October 28, 2016

Dear Contract Owner:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (“Meeting”) of the Absolute Return Portfolio, a portfolio of Pacific Select Fund, is scheduled for October 28, 2016 at 8:30 a.m. Pacific Time, at the offices of Pacific Life Insurance Company at 700 Newport Center Drive, Newport Beach, California 92660 for the following purposes:

(1)	To approve a Plan of Liquidation providing for the liquidation and dissolution of the Absolute Return Portfolio, and

(2)	To transact such other business that may properly come before the Meeting, or any adjournment(s) or postponement(s) thereof, in the discretion of the proxies or their substitutes.

Shareholders of record at the close of business on September 1, 2016 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting and any adjournment(s) or postponement(s) thereof. Owners of variable life insurance policies and variable annuity contracts having a beneficial interest in the Absolute Return Portfolio on the Record Date are entitled to vote as though they were direct shareholders of the Absolute Return Portfolio.

Please read the enclosed Proxy Statement carefully for information concerning the proposal to be considered at the Meeting.

Please complete, sign, and return the enclosed voting instruction proxy card promptly, vote telephonically by calling (888) 227-9349 or vote on the Internet by logging onto www.proxyonline.com and following the online instructions.

Please respond — your vote is important. Whether or not you plan to attend the Meeting, please vote by mail, telephone or Internet. Voting instructions must be received by 6:00 a.m. Eastern Time on October 28, 2016. If you vote by mail, the voting instruction proxy card must be received at the address shown on the enclosed postage paid envelope.

By Order of the Board of Trustees of Pacific Select Fund

Jane M. Guon

Vice President and Secretary

Pacific Select Fund

October 3, 2016

700 Newport Center Drive, Post Office Box 7500, Newport Beach, California 92660

PROXY STATEMENT

OCTOBER 3, 2016

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS OF THE

ABSOLUTE RETURN PORTFOLIO OF PACIFIC SELECT FUND

TO BE HELD ON OCTOBER 28, 2016

Relating to the liquidation of the Pacific Select Fund Absolute Return Portfolio

INTRODUCTION

This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Pacific Select Fund (the “Trust”), on behalf of the Absolute Return Portfolio (the “Liquidating Fund”), a series of the Trust, to be held on October 28, 2016 (the “Meeting”). As more fully described in this Proxy Statement, the purpose of the Meeting is for shareholders to consider and to vote on the proposed Plan of Liquidation that would provide for the liquidation and dissolution of the Liquidating Fund (the “Liquidation”). If the proposed Plan of Liquidation (the “Proposal”) is approved and you have not elected to move your contract/account value to a new investment option prior to the Liquidation, Pacific Life has informed the Trust that, upon liquidation, your contract/account value will be reinvested in Service Class shares of the Fidelity® Variable Insurance Products Government Money Market Portfolio (the “Fidelity VIP Government Money Market Fund”).

YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY AND REVIEW THE PLAN OF LIQUIDATION, WHICH IS ATTACHED AS APPENDIX A, AS WELL AS THE FIDELITY VIP GOVERNMENT MONEY MARKET FUND’S SUMMARY PROSPECTUS DATED APRIL 28, 2016, WHICH IS BEING PROVIDED TO YOU ALONG WITH THIS PROXY STATEMENT. ALSO, YOU SHOULD CONSULT THE FIDELITY VIP GOVERNMENT MONEY MARKET FUND’S STATUTORY PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION (“SAI”), BOTH DATED APRIL 28, 2016, FOR MORE INFORMATION ABOUT THE FIDELITY VIP GOVERNMENT MONEY MARKET FUND.

BACKGROUND

The Liquidating Fund is available as an investment option under variable annuity contracts and variable life insurance policies (the “Contracts”) issued or administered by Pacific Life Insurance Company (“PLIC”) and Pacific Life & Annuity Company (“PL&A” and together with PLIC, “Pacific Life”). Contract owners who selected the Liquidating Fund for investment through a Pacific Life Contract (the “Contract Owners”) have a beneficial interest in the Liquidating Fund, but do not invest directly in or hold shares of the Liquidating Fund. Pacific Life, which uses the Liquidating Fund as a funding vehicle, is the true shareholder of the Liquidating Fund and, as the legal owner of the Liquidating Fund’s shares, has sole voting and investment power with respect to the shares, but passes through any voting rights to Contract Owners. Accordingly, for ease of reference throughout this Proxy Statement, Contract Owners may also be referred to as “shareholders.”

Upon the recommendation of Pacific Life Fund Advisors LLC (the “Adviser”), the Trust’s Board, including a majority of the Trustees who are not “interested persons” of the Trust, as defined in the Investment Company Act of 1940, as amended (the “Independent Trustees”), considered and approved a Plan of Liquidation (the “Plan”) for the Liquidating Fund and authorized sending a proxy statement to shareholders of the Liquidating Fund to solicit approval of the Plan of Liquidation.

The Board of Trustees unanimously recommends that Contract Owners of the Liquidating Fund approve the Plan of Liquidation.

THE LIQUIDATION

The Trust is a Delaware statutory trust. The Trust’s Agreement and Declaration of Trust provides that any fund of the Trust may be dissolved at any time by the Trustees by written notice to the shareholders of such fund.

Reasons for the Liquidation

The Adviser determined to reduce allocations to riskier asset classes and funds within certain series of the Trust that seek to achieve their investment goals by investing in other series of the Trust (the “Allocation Funds”). As a result, the Adviser determined to remove the Liquidating Fund from the Allocation Funds. The Adviser estimates that after redemption of the Allocation Funds’ shares of the Liquidations Fund, the Liquidating Fund would be left with only approximately $1.3 million in assets. The Liquidating Fund’s sub-adviser has indicated that at that asset size, it would not be able to manage the Liquidating Fund in a manner consistent with its investment strategies. The Adviser does not plan to reinvest the Allocation Funds in the Liquidating Fund nor does it otherwise expect the Liquidating Fund to achieve significant asset growth in the foreseeable future so as to be viable in the long term. Accordingly, the Adviser recommended liquidating the Liquidating Fund.

Approval of the Liquidation

The Adviser advised the Board that it would seek to liquidate the Liquidating Fund, subject to shareholder approval of a Plan of Liquidation. A Plan of Liquidation was then presented to the Board and approved at a meeting on September 21, 2016. At that meeting, the Trustees, including a majority of the Independent Trustees, reviewed the recommendation by the Adviser for the Liquidation of the Liquidating Fund, including the information stated above in Reasons for the Liquidation, the principal terms and conditions of the Plan of Liquidation, and certain other materials provided by the Adviser regarding the Liquidation. The Independent Trustees had the assistance of their independent counsel during their review.

In approving the proposed Liquidation, the Board considered several factors, including but not limited to the following: (a) the Adviser’s determination to redeem all shares of the Liquidating Fund held by the Allocation Funds, and that after such redemption, the Liquidating Fund would have only approximately $1.3 million in assets and would not be viable; (b) the current and expected asset size of the Liquidating Fund; (c) at the Liquidating Fund’s expected asset size, the Liquidating Fund’s sub-adviser has indicated that it would not be able to manage the Liquidating Fund in a manner consistent with its investment strategies; (d) the Adviser’s recommendation to liquidate the Liquidating Fund; (e) the terms and conditions of the proposed Plan of Liquidation; (f) any direct or indirect costs to be incurred by the Liquidating Fund and its shareholders as a result of the proposed Liquidation; and (g) the Adviser will pay the costs specifically incurred in connection with the Liquidation (other than extraordinary expenses and brokerage fees and other transaction costs incurred as a result of the sale of the Liquidating Fund’s holdings in connection with the proposed Liquidation) and not covered by existing accruals of the Liquidating Fund’s normal and customary fees and expenses.

The Trust’s Board determined that the proposed liquidation would be in the best interests of the Liquidating Fund’s shareholders. Thus, the Board approved the Plan of Liquidation for the Liquidating Fund, subject to shareholder approval, which is described in further detail below.

SUMMARY OF THE PLAN OF LIQUIDATION

The Plan of Liquidation provides for the liquidation and dissolution of the Liquidating Fund on October 31, 2016 (the “Liquidation Date”). On or before the Liquidation Date, all portfolio securities of the Liquidating Fund will be converted to cash or cash equivalents and pay, or make reasonable provision to pay, all known or reasonably ascertainable liabilities, claims and obligations of the Liquidating Fund. On the Liquidation Date, the Liquidating Fund’s remaining assets will be distributed ratably among its shareholders of record. Pacific Life has informed the Trust that, unless otherwise instructed, the distributed assets will be immediately reinvested in Service Class shares of the Fidelity VIP Government Money Market Fund. Pacific Life represented to the Trust’s Board that shareholder approval of the Plan of Liquidation would obviate the need for an order from the Securities and

Exchange Commission (the “SEC”) to substitute a Contract Owner’s interest in the Liquidating Fund with an interest in the Fidelity VIP Government Money Market Fund for any Contract Owners who fail to move their money out of the Liquidating Fund prior to the Liquidation Date (as defined below).

The Plan of Liquidation is structured so as not to result in any dilution of the interests of any shareholders. Significant provisions of the Plan are summarized below; however, this summary is qualified by reference to the Plan. Please refer to Appendix A to review the terms and conditions of the Plan of Liquidation.

The Plan of Liquidation may be amended by the Board as may be necessary or appropriate to effect the Liquidation of the Liquidating Fund. In addition, the Plan of Liquidation may be abandoned by the Board at any time if it determines that abandonment would be advisable and in the best interests of the Liquidating Fund and its shareholders.

Effect of the Plan of Liquidation

The Plan of Liquidation is not expected to affect the value of your interest in your Contract. Prior to the proposed Liquidation, Contract Owners may transfer their assets to one of the other investment options available under their Contracts, and will continue to be able to redeem or exchange their shares. If the Plan of Liquidation is approved and a Contract Owner has not selected a new investment option prior to the Liquidation Date, the Contract Owner will beneficially own, immediately after the Liquidation, a number of Service Class shares of the Fidelity VIP Government Money Market Fund having the same value as the value of the shares of the Liquidating Fund beneficially owned by that Contract Owner immediately prior to the Liquidation. After the Liquidation, such Contract Owners will indirectly bear the fees and expenses of the Service Class shares of the Fidelity VIP Government Money Market Fund, but the Liquidation will not result in any change to a Contract Owner’s Contract fees or charges. Following the Liquidation, the Liquidating Fund will hold no assets and be dissolved.

Expenses of the Liquidation

The Adviser will bear the expenses of the Liquidation, including: preparation of this Proxy Statement, printing and distributing the proxy materials, the costs of soliciting and tallying voting instructions, the cost of any necessary filings with the SEC, legal fees, accounting fees, and expenses of holding shareholders’ meetings. The Liquidating Fund will bear any brokerage fees and other transaction costs associated with the sale of portfolio holdings of the Liquidating Fund prior to the Liquidation as a result of the Liquidation, which are estimated to be immaterial; and the Fidelity VIP Government Money Market Fund will bear any brokerage fees and other transaction costs associated with the purchase of portfolio holdings by the Fidelity VIP Government Money Market Fund after the Liquidation as a result of cash in-flows from the Liquidation.

Tax considerations: The Liquidation will be a non-taxable event for Contract Owners.

Implementation of the Plan of Liquidation will not cause the Contract Owners who invest in the Liquidating Fund or the Fidelity VIP Government Money Market Fund to recognize any gain or loss for Federal income tax purposes from the transactions contemplated by the Plan of Liquidation.

Information about the Fidelity VIP Government Money Market Fund

The Fidelity VIP Government Money Market Fund’s Summary Prospectus dated April 28, 2016 is being provided to you along with this Proxy Statement. For further information, please refer to the Fidelity VIP Government Money Market Fund’s Statutory Prospectus and SAI, both dated April 28, 2016.

Selection of the Fidelity VIP Government Money Market Fund as the “default” investment option

Pacific Life selected the Fidelity VIP Government Money Market Fund as the fund into which it will move a Contract Owner’s account value if the Contract Owner has not elected to move his or her contract/account value to a new investment option prior to the date of liquidation of the Liquidating Fund. Pacific Life selected the Fidelity VIP Government Money Market Fund because it is the only money market investment option available to all affected Pacific Life Contract Owners. Pacific Life may be faced with potential conflicts of interest relating to its selection of the Fidelity VIP Government Money Market Fund and its Service Class shares (see Potential

Benefits to the Adviser and its Affiliates section below for further information). Since selection of a default investment option is an insurance company matter, neither the Trust’s Board nor the Trust’s Adviser has any role or responsibility with respect to its selection.

Potential benefits to the Adviser and its affiliates

The Adviser or its affiliates may realize benefits as a result of the investment in the Fidelity VIP Government Money Market Fund and therefore may be faced with potential conflicts of interest relating to Pacific Life’s selection of the Fidelity VIP Government Money Market Fund Service Class shares as the default investment option. In that regard, it should be noted that an affiliate of Pacific Life will be paid by the distributor of the Fidelity VIP Government Money Market Fund a fee at an annual rate of up to 0.10% of the average daily net assets of Contracts invested in the Fidelity VIP Government Money Market Fund for providing various services to shareholders pursuant to the Fidelity VIP Government Money Market Fund’s Distribution and Service Plan. Currently, the Liquidating Fund pays up to 0.20% of its average daily net assets to broker-dealers that provide various services to shareholders. In addition, the transfer agent for the Fidelity VIP Government Money Market Fund will pay Pacific Life a fee for providing certain services that the transfer agent would otherwise provide. The fee for providing such services in an annual rate of 0.05%, payable quarterly and based on each quarter’s average daily assets held by Contract Owners, with a maximum payment of $1 million per quarter.

Purchases and transfers into the Liquidating Fund

If the Plan of Liquidation is approved, purchases and transfers into the Liquidating Fund will not be accepted after the close of business on October 28, 2016.

Future allocation of premiums will be treated as orders for the Fidelity VIP Government Money Market Fund

Pacific Life has advised the Trust that once the Liquidation is approved and completed, all orders associated with new premiums or transfers (purchase and redemption requests) for the Liquidating Fund will be deemed a request for the purchase or redemption of Service Class shares of the Fidelity VIP Government Money Market Fund.

Transfers out of the Liquidating Fund

Shareholders may transfer out of the Liquidating Fund into any other investment option available under their Contract at any time up until October 31, 2016. Pacific Life has informed the Trust that any shares of the Liquidating Fund held at the close of business on October 31, 2016 will automatically be reinvested in Service Class shares of the Fidelity VIP Government Money Market Fund. Pacific Life has also informed the Trust that transfers out of the Liquidating Fund within 30 days prior to the Liquidation and transfers out of the Fidelity VIP Government Money Market Fund within 30 days after the Liquidation will not count as a transfer for purposes of transfer limitations under the Contracts. Pacific Life has confirmed to the Trust that it will issue supplements to the prospectuses for its affected Contracts advising Contract Owners of their rights to transfer under their respective Contracts.

Failure to approve the Proposal

If shareholders of the Liquidating Fund do not approve the Plan of Liquidation, the Plan of Liquidation will not be implemented. However, the Adviser has advised that the Allocation Funds will nonetheless redeem their shares of the Liquidating Fund, which is expected to leave the Liquidating Fund with only approximately $1.3 million in assets. The Liquidating Fund’s sub-adviser has indicated that, at that expected assets size, it would not be able to manage the Liquidating Fund in a manner consistent with its investment strategies, and therefore will likely resign. Accordingly, if the Plan of Liquidation is not approved, the Liquidating Fund will likely be invested in cash and cash instruments and the Board would then meet to consider what, if any, steps to take with respect to the Liquidating Fund. Pacific Life has advised the Board that if the Plan of Liquidation is not approved, it will seek an order from the SEC to substitute each remaining Contract Owner’s interest in the Liquidating Fund with an interest in the Fidelity VIP Government Money Market Fund.

GENERAL INFORMATION ABOUT THIS PROXY

Solicitation of proxies

The principal solicitation will be by mail, but voting instructions also may be solicited by telephone, internet or in person. AST Fund Solutions has been retained to assist with voting instruction solicitation activities (including assembly and mailing of materials to Contract Owners). All expenses incurred in connection with the preparation of this Proxy Statement and the solicitation of instructions will be paid by the Adviser. AST Fund Solutions will be paid approximately $250 for printing and mailing proxy materials, tabulating votes and estimated proxy solicitation fees.

The Board of Trustees unanimously recommends that you vote “FOR” the proposed Plan of Liquidation.

Voting rights

Holders of shares of the Liquidating Fund at the close of business on September 1, 2016 (the “Record Date”) are entitled to one vote for each share held, and a proportionate fraction of a vote for each fraction of a share held. PLIC and PL&A are the sole shareholders of the Liquidating Fund entitled to vote. PLIC and PL&A hold shares of the Liquidating Fund in their respective “Separate Accounts” which are investment accounts established specifically to support obligations of the Contracts. The assets and liabilities of the Separate Accounts are segregated from PLIC’s and PL&A’s general account assets and liabilities. PLIC’s and PL&A’s voting rights are being passed on to you as a Contract Owner, allowing you to provide voting instructions that will be followed when votes are cast by PLIC and PL&A at the Meeting. The number of shares for which such instruction may be given for purposes of voting at the Meeting, including any postponements or adjournments thereof, will be determined as of the Record Date.

Voting options

Contract Owners may vote by mail, telephone, internet or in person at the Meeting. To attend the Meeting in person, you will be required to provide proof of ownership of an interest in the Liquidating Fund and a valid form of identification, such as a driver’s license, passport or other government-issued identification. Voting instructions, whether submitted via mail, telephone or internet, must be received by 6:00 a.m. Eastern Time on the Meeting Date or properly submitted in person at the Meeting. If you vote by mail, the voting instruction proxy card must be properly executed (signed by all Contract Owners of record) and received at the address shown on the enclosed postage paid envelope.

Contract Owners may revoke a previously submitted voting instruction proxy card (“proxy card”) at any time prior to its use by providing PLIC or PL&A, as applicable, with a written revocation or duly executed proxy card bearing a later date. In addition, any Contract Owner who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any voting instruction previously given.

How PLIC and PL&A will vote at the Meeting

(i)	If you provide voting instructions timely, (on a properly executed proxy card if you are voting by mail), PLIC and PL&A will vote your shares in accordance with your voting instructions.

(ii)	If you provide a properly executed proxy card timely, but it does not include voting instructions, PLIC and PL&A will vote your shares FOR the Proposal.

(iii)	If you provide voting instructions timely to ABSTAIN, the instruction will be counted as present for purposes of determining whether a quorum of shares is present at the Meeting and PLIC and PL&A will vote your shares AGAINST the Proposal.

(iv)	If you do not provide voting instructions timely (and have not provided a properly executed proxy card), PLIC and PL&A will vote your shares in the same proportion as all other shareholders in the same Separate Account have voted.

(v)	If no Contract Owners of a Separate Account provide timely voting instructions (or properly executed proxy card), PLIC and PL&A will vote all shares held by such Separate Account in the same proportion as votes cast by all of its respective other Separate Accounts in the aggregate.

(vi)	The Class P shares of the Liquidating Fund which are held by the Allocation Funds will be voted in the same proportion as all the Class I shares are voted in the aggregate.

(vii)	If PLIC or PL&A hold shares of the Liquidating Fund in their respective general accounts, such shares will be voted proportionally in the same manner as all of its respective Separate Accounts vote in the aggregate.

As a result of the proportional voting described in paragraphs (iv) through (vii) above, a small number of Contract Owners may determine the outcome of a vote.

Quorum

Approval of the Plan of Liquidation requires the vote of a majority of the votes cast that are entitled to vote. The Liquidating Fund must have a quorum to conduct its business at the Meeting. Holders of 30% of the outstanding shares of the Liquidating Fund present in person or by proxy shall constitute a quorum. In the absence of a quorum, a majority of outstanding shares entitled to vote, present in person or by proxy, may adjourn the meeting from time to time until a quorum is present. Shares held by shareholders present in person or represented by proxy at the meeting (including PLIC and PL&A) will be counted both for the purpose of determining the presence of a quorum and for calculating the votes cast on any proposal before the meeting. Since PLIC and PL&A are the owners of record of a majority of the outstanding shares of the Liquidating Fund, it is anticipated that a quorum will be present at the meeting.

At the close of business on the Record Date, there were 134,867.588 outstanding Class I shares of the Liquidating Fund and 51,706,973.091 outstanding Class P shares of the Liquidating Fund. (The Allocation Funds hold all Class P shares of the Liquidating Fund.) The Class I shares of the Liquidating Fund are offered as an investment medium for Pacific Life Separate Accounts. As of the Record Date, PLIC and PL&A owned, for their respective General Accounts and Separate Accounts, 133,364.786 and 1,502.802 Class I shares of the Liquidating Fund, respectively, which represents 98.89% and 1.11% of the Liquidating Fund’s outstanding Class I shares, respectively. To the knowledge of the Trust, as of the Record Date, no current Trustee owns 1% or more of the outstanding shares of the Liquidating Fund, and the officers and Trustees own, as a group, less than 1% of the shares of the Liquidating Fund.

PLIC is a Nebraska corporation; PL&A is an Arizona corporation. Their principal offices are located at 700 Newport Center Drive, Newport Beach, CA 92660.

Annual and Semi-Annual Reports

The Trust’s annual report for the fiscal year ended December 31, 2015 and its semi-annual report for the period ended June 30, 2016, were previously sent to shareholders and are available on line at www.PacificLife.com/PacificSelectFund.htm. The annual report and the semi-annual report are available upon request without charge by contacting the Trust by:

Regular mail:	Pacific Select Fund, P.O. Box 9000, Newport Beach, CA 92660

Express mail:	Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660

Telephone:	PLIC’s Annuity Contract Owners: 1-800-722-4448 PLIC’s Annuity Financial Advisors: 1-800-722-2333
PLIC’s Insurance Policy Owners: 1-800-347-7787
PL&A’s Annuity Contract Owners: 1-800-748-6907
PL&A’s Life Insurance Policy Owners: 1-888-595-6997

Other matters to come before the Meeting

The Trust does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, PLIC and PL&A will vote thereon in accordance with their respective best judgment.

Shareholder proposals

The Liquidating Fund is not required to hold regular annual meetings and, in order to minimize its costs, does not intend to hold meetings of shareholders unless so required by applicable law, regulation, regulatory policy or if otherwise deemed advisable by the Liquidating Fund’s management. Therefore, it is not practicable to specify a date by which shareholder proposals must be received in order to be incorporated in an upcoming proxy statement for an annual meeting.

PLEASE:

➢	PROMPTLY EXECUTE AND RETURN THE ENCLOSED VOTING INSTRUCTION PROXY CARD. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

OR

➢	VOTE TELEPHONICALLY BY CALLING (888) 227-9349.

OR

➢	VOTE ON THE INTERNET BY LOGGING ONTO WWW.PROXYONLINE.COM AND FOLLOWING THE ONLINE INSTRUCTIONS.

VOTING INSTRUCTIONS MUST BE RECEIVED BY 6:00 A.M. EASTERN TIME ON OCTOBER 28, 2016. VOTES CAST BY MAIL NEED TO BE RECEIVED AT THE ADDRESS SHOWN ON THE ENCLOSED POSTAGE PAID ENVELOPE.

OR

➢	VOTE IN PERSON AT THE SHAREHOLDER MEETING ON OCTOBER 28, 2016 AT 8:30 A.M. PACIFIC TIME AT 700 NEWPORT CENTER DRIVE, NEWPORT BEACH, CA.

/s/ Jane M. Guon
Jane M. Guon
Vice President & Secretary
Pacific Select Fund

October 3, 2016

APPENDIX A

PACIFIC SELECT FUND

ABSOLUTE RETURN PORTFOLIO

PLAN OF LIQUIDATION

The following Plan of Liquidation (“Plan”) of the Absolute Return Portfolio (the “Liquidating Fund”), a series of Pacific Select Fund, (“Trust”) organized and existing under the laws of the State of Delaware, and an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), is intended to accomplish the complete liquidation of the Liquidating Fund in conformity with the laws of the State of Delaware, the 1940 Act, the Internal Revenue Code of 1986, as amended (“Code”), and the Trust’s Agreement and Declaration of Trust and By-Laws.

WHEREAS, on September 21, 2016, the Trust’s Board of Trustees (“Board”) determined that it is in the best interests of the Liquidating Fund and its shareholders to liquidate the Liquidating Fund after considering several factors, including but not limited to the following:

(a)	Pacific Life Fund Advisors LLC (“Adviser”) determined to redeem all shares of the Liquidating Fund held by certain series of the Trust that seek to achieve their investment goals by investing in other series of the Trust (the “Allocation Funds”), and that after such redemption, the Liquidating Fund would have only approximately $1.3 million in assets and would not be viable;

(b)	The current and expected asset size of the Liquidating Fund;

(c)	At the Liquidating Fund’s expected asset size, the Liquidating Fund’s sub-adviser has indicated that it would not be able to manage the Liquidating Fund in a manner consistent with its investment strategies;

(d)	The Adviser’s recommendation to liquidate the Liquidating Fund;

(e)	The terms and conditions of the proposed Plan;

(f)	Any direct or indirect costs to be incurred by the Liquidating Fund and its shareholders as a result of the proposed Liquidation; and

(g)	The Adviser will pay the costs specifically incurred in connection with the Liquidation (other than extraordinary expenses and brokerage fees and other transaction costs incurred as a result of the sale of the Liquidating Fund’s holdings in connection with the proposed Liquidation) and not covered by existing accruals of the Liquidating Fund’s normal and customary fees and expenses.

WHEREAS , the Board has determined that it is advisable and in the best interests of the Liquidating Fund and its shareholders to liquidate the Liquidating Fund on or about October 31, 2016 or such other date to be determined by any Officer of the Trust (“Liquidation Date”); and

WHEREAS , on September 21, 2016, the Board unanimously approved this Plan as being in the best interests of the Liquidating Fund and its shareholders and adopted this Plan as the method of liquidating the Liquidating Fund.

NOW, THEREFORE, the liquidation of the Liquidating Fund shall be carried out in the manner hereinafter set forth:

1.  EFFECTIVE DATE OF PLAN.  The Plan shall become effective immediately after the close of business on October 28, 2016, or such other date to be determined by any Officer of the Trust (hereinafter, the “Effective Date”).

2. NOTICE TO SHAREHOLDERS OF LIQUIDATION. Prior to the Effective Date, the Liquidating Fund shall provide notice to the appropriate shareholders to the effect that this Plan has been approved by the

Board and that on October 31, 2016 or such other date as determined by any Officer of the Trust (hereinafter, the “Liquidation Date”), all outstanding shares of the Liquidating Fund shall be liquidated.

3.  CESSATION OF BUSINESS.  Upon the Effective Date, the Liquidating Fund shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, and distributing its remaining assets ratably among the shareholders of the outstanding shares of the Liquidating Fund, in accordance with the provisions of the Plan, after discharging or making reasonable provision for the Liquidating Fund’s liabilities.

4.  RESTRICTION OF SALE OF LIQUIDATING FUND SHARES.  On or before the Effective Date, the Trust shall cease accepting purchase orders for the Liquidating Fund (including reinvestment of dividends and purchases via automatic investment plans).

5.  LIQUIDATION OF ASSETS.  On or before the Liquidation Date, the Liquidating Fund shall convert all portfolio securities of the Liquidating Fund to cash or cash equivalents.

6.  PAYMENT OF DEBTS.  On or before the Liquidation Date, the Liquidating Fund shall pay, or make reasonable provision to pay, in full, all known or reasonably ascertainable liabilities, claims and obligations, including, without limitation, all contingent, conditional or unmatured claims and obligations, known to the Liquidating Fund and all claims and obligations which are known to the Liquidating Fund but for which the identity of the claimant is unknown. Such amounts shall include, without limitation, all charges, taxes and expense of the Liquidating Fund, whether due, accrued or anticipated, that have been incurred or are expected to be incurred by the Liquidating Fund.

7.  LIQUIDATING DISTRIBUTION.  On the Liquidation Date, the Liquidating Fund shall distribute to its shareholders of record as of the close of business on the Liquidation Date, all of the remaining assets of the Liquidating Fund in complete cancellation and redemption of all the outstanding shares of the Liquidating Fund (the “Liquidation Proceeds”), except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Liquidating Fund on the Liquidating Fund’s books on the Liquidation Date, including, but not limited to, income, dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Liquidating Fund on the Liquidating Fund’s books; provided further, for the avoidance of doubt, notwithstanding anything herein to the contrary, all interests, rights and titles to any claims, whether absolute or contingent, known or unknown, accrued or unaccrued and including, without limitation any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in the form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery claims of the Liquidating Fund shall be disclaimed, and any and all resulting recoveries shall be returned to the Trust, and shall not be distributed to the Liquidating Fund’s shareholders of record. With respect to Class I shares of the Liquidating Fund, the Trust will take instruction from Pacific Life Insurance Company and Pacific Life & Annuity Company (the “Insurer”) regarding the allocation of the Liquidation Proceeds.

8.  LIQUIDATION.  The Liquidating Fund shall be liquidated on the Liquidation Date in accordance with Section 331 of the Code.

9.  MANAGEMENT AND EXPENSES OF THE LIQUIDATING FUND.  The Adviser shall bear the expenses that would otherwise be attributed to the Liquidating Fund and which are incurred in connection with the carrying out of the Plan other than extraordinary expenses and brokerage fees and other transaction costs incurred as a result of the sale of the Liquidating Fund’s holdings in connection with the Liquidation. Expenses that the Adviser shall bear include, but are not limited to, printing, legal, accounting, custodian and transfer agency fees, and the expenses of any notices or reports to, or meetings of, shareholders, whether or not the liquidation contemplated by this Plan is effected, to the extent such expenses exceed the amount of the Liquidating Fund’s normal and customary fees and expenses accrued by the Liquidating Fund through the Liquidation Date, provided that such accrued amounts are first applied to pay for the Liquidating Fund’s normal and customary fees and expenses.

10.  RECEIPT OF CASH OR OTHER DISTRIBUTIONS AFTER THE LIQUIDATION DATE.   Following the Liquidation Date, if the Liquidating Fund receives any form of cash or is or becomes entitled to any other distributions that it had not recorded on its books on or before the Liquidation Date, any such cash or distribution will be allocated first to reimburse the Adviser for any expenses it incurs pursuant to Paragraph 9 above and then to the Trust in such manner as any Officer of the Trust determines is reasonable (and, as a point of clarification, such proceeds may not be distributed to the Separate Accounts or Contract Owners and may instead be used to pay general expenses of the Trust).

11.  LOST SHAREHOLDERS.  If the Trust is unable to pay redemption proceeds to shareholders of the Liquidating Fund because of the inability to locate shareholders to whom redemption proceeds are payable, the Trust may take such steps as an authorized officer of the Trust deems appropriate, which may include creating, in the name and on behalf of the Liquidating Fund, a trust or account with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Liquidating Fund in such trust for the benefit of the shareholders that cannot be located. The expense of such trust shall be charged against the assets therein.

12.  POWER OF THE BOARD AND TRUST OFFICERS.  The Board and officers of the Trust shall have the authority to do or authorize any acts and things as provided for in the Plan and as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of certificates, documents, information returns, tax returns and other papers that may be necessary or appropriate to implement the Plan or that may be required by the provisions of the 1940 Act or other applicable laws. The death, resignation or disability of any Trustee or any officer of the Trust shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in the Plan.

13.  AMENDMENT OR ABANDONMENT OF PLAN AND SHAREHOLDER APPROVAL OF PLAN.  The Board shall have the authority to authorize or ratify such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the liquidation of the Liquidating Fund, and the distribution of its net assets to shareholders in accordance with the laws of the State of Delaware , the 1940 Act, the Code, and the Trust’s Declaration of Trust and By-Laws, if the Board determines that such action would be advisable and in the best interests of the Liquidating Fund and its shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Liquidating Fund shareholders, Liquidating Fund shareholders will be given prompt and timely notice of such an amendment or modification. In addition, the Board may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Liquidating Fund and its shareholders. This Plan shall be deemed abandoned in the event the Liquidating Fund’s shareholders do not approve the Plan by the close of business on December 31, 2016.

14.  CHANGES TO DATES.  Each officer of the Trust may modify or extend any of the dates specified in the Plan for the taking of any action in connection with the implementation of the Plan (including, but not limited to, the Effective Date and the Liquidation Date) if such officer(s) determine, with the advice of the Trust’s General Counsel, that such modification or extension is necessary or appropriate in connection with the orderly liquidation of the Liquidating Fund or to protect the interests of the shareholders of the Liquidating Fund.

15.  NO PERSONAL OBLIGATIONS.  The obligation of the Trust entered into in the name or on behalf of the Trust or Liquidating Fund by any of the Trustees of the Trust, representatives or agents of the Trust are made not individually, but only in such capacities, and are not binding upon any of the Trustees of the Trust, shareholders or representatives of the Trust personally, but bind only the assets of the Trust attributable to the Liquidating Fund.

IN WITNESS WHEREOF, the Board has caused this Plan to be approved on behalf of the Liquidating Fund.

PACIFIC SELECT FUND

On behalf of the Absolute Return Portfolio

By:	/s/ Robin S. Yonis
Name:	Robin S. Yonis
Title:	Vice President and General Counsel

Date:	September 29, 2016

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

ABSOLUTE RETURN PORTFOLIO

OF THE PACIFIC SELECT FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS – OCTOBER 28, 2016

The undersigned owner of a variable life insurance policy or variable annuity contract (collectively, “variable contracts”) issued or administered by Pacific Life Insurance Company (“PLIC”) and funded by separate accounts (“Separate Accounts”) of PLIC and Pacific Life & Annuity Company (“PL&A”), hereby instructs PLIC and PL&A, on behalf of their respective pertinent Separate Accounts, to:

(1) Vote the shares of the Absolute Return Portfolio of the Pacific Select Fund (the “Trust”) attributable to his or her variable contract at the special meeting of shareholders (the “Meeting”) of the Trust to be held at 8:30 a.m. Pacific Time, on October 28, 2016 at 700 Newport Center Drive, Newport Beach, California, 92660, and at any adjournment thereof, as indicated, with respect to the matters referred to in the proxy statement for the Meeting; and

(2) Vote upon such other matters as may properly come before the Meeting or any adjournment thereof in discretion of Pacific Life and PL&A.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-888-628-8208. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice regarding the availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on October 28, 2016. The proxy statement for this meeting is available at proxyonline.com/docs/absolutereturnportfolio2016.pdf

If you vote on the Internet or by telephone, you need not return this voting instruction.

Voting instructions completed by mail must be sent to the address shown on the postage paid envelope provided.

VOTING INSTRUCTIONS MUST BE RECEIVED BY 6 A.M. EASTERN TIME ON OCTOBER 28, 2016

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.	PROXY CARD

The signer(s) acknowledges receipt of the proxy statement. Your signature(s) on this proxy card should be exactly as your name(s) appear on this proxy (reverse side). If the shares are held jointly, each holder should sign this proxy card. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE SIGNATURE (IF HELD JOINTLY) DATE

The Board of Trustees unanimously recommends a vote FOR the proposal.

This proxy is solicited on behalf of the Trust’s Board of Trustees. When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated. If this voting instruction proxy card is not properly executed when voting by mail, or if you do not vote at all, your votes will be cast by PLIC and/or PL&A, as applicable, on behalf of the pertinent Separate Account in the same proportion as it votes shares held by the Separate Account for which it has received voting instructions, if other votes are received for that Separate Account. If no other votes are received for a Separate Account, your votes will be cast by PLIC and/or PL&A, as applicable, in the same proportion as other votes cast by all of its respective Separate Accounts in the aggregate. Abstentions have the same effect as an instruction to vote “AGAINST” the Proposal.

TO VOTE, MARK CIRCLE BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	To approve a Plan of Liquidation providing for the liquidation and dissolution of the Absolute Return Portfolio.	¡	¡	¡

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]